                                                                     EXHIBIT 4.3

     THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.


                             PREFERRED STOCK WARRANT

                                       of

                              SKYSTREAM CORPORATION


        FOR VALUE RECEIVED, SKYSTREAM CORPORATION, a California corporation (the "Company"), hereby certifies that ______________________ (the "Warrantholder") is entitled, subject to the provisions of this Warrant, to purchase from the Company shares of the Company's capital stock consisting either of its Series A Preferred Stock, no par value per share ("Series A") or Series B Preferred Stock, no par value per share ("Series B") determined as set forth below. The number of such shares purchasable hereunder shall be that number determined pursuant to the formula set forth below which shall not exceed _______ nor be less than ________ fully paid and non-assessable shares of Series A or Series B, as the case may be. This Warrant shall be exercisable at a price per share (the "Warrant Price") of (i) the average of the price per share of the Company's Series A and Series B financings, not to exceed $1.75 per share, if the Warrant is exercisable for Series B or (ii) $1.50 per share in the event that the Warrant is exercisable for Series A.

        The capital stock issuable upon exercise of this Warrant shall be Series B of the Company if (i) the sale of Series B to other investors is closed by June 30, 1998 and (ii) the total consideration received by the Company from the sale of Series B by such date is greater than or equal to $3.0 million. In the event that the requirements of the foregoing sentence are not met, the capital stock issuable upon exercise of this Warrant shall be the Series A of the Company.

        The number of shares of capital stock to be received upon the exercise of this Warrant may be adjusted from time to time as hereinafter set forth. In the event that this Warrant is exercisable for Series A, as determined in the preceding paragraph, the number of shares for which this Warrant may be exercised shall be 20,700 shares of Series A. In the event this Warrant is exercisable for Series B, as determined in the preceding paragraph, the number of shares of Series B for which this Warrant may be exercised shall be determined by the following formula rounded to the nearest whole share:

        Number of Series B shares = __________/Warrant Price where

        Warrant Price equals the lesser of (Series A Price + Series B Price)/2 or $1.75

        In any event, however, if the Warrant is exercisable for Series B shares, the number of Series B shares shall not be less than ________ shares.

        Upon delivery of this Warrant, together with payment of the Warrant Price multiplied by the number of shares of the Preferred thereby purchased, at the principal office of the Company or at such other office or agency as the Company may designate by notice in writing to the holder hereof, the holder of this Warrant shall be entitled to receive a certificate or certificates for the shares of Preferred so purchased. The date at which the Company receives (i) the Warrant and (ii) payment for the shares of Preferred, either by payment in cash or by check, or by notice of the Warrantholder's intent to use the proceeds from the sale of shares at a Public Offering (as defined below) or notice of intent to use shares of Preferred as payment, both as described in Section 1 below, or such later date as such notice shall specify, shall be referred to herein as the "Exercise Date." All shares of Preferred which may be issued upon the exercise of this Warrant will, upon issuance, be fully paid and non-assessable and free from all taxes, liens and charges with respect thereto.

        This Warrant is subject to the following terms and conditions:

        1. Exercise of Warrant: Subject to the terms and conditions set forth herein, this Warrant may be exercised in whole or in part, at any time on or before the lesser of 10 years from the date hereof or two years following the effective date of the registration statement filed by the Company with the Securities and Exchange Commission for its initial public offering, by the surrender of this Warrant together with the "Notice of Exercise" and "Investment Representation Statement" attached hereto as Exhibits A and C, respectively, duly completed and executed at the principal office of the Company and by the payment to the Company, in the manner provided for in the following paragraph, of the Warrant Price multiplied by the number of the Preferred shares purchased. The Company shall, within 10 days after such delivery, prepare a certificate for the shares of Preferred purchased in the name of the holder of this Warrant, or as such holder may direct (subject to the restrictions upon transfer contained herein and upon payment by such holder hereof of any applicable transfer taxes).

        This Warrant may be exercised by the payment to the Company, by cash or check, or from the proceeds of the sale of shares of Common Stock issued upon conversion of shares of Preferred issued upon exercise of this Warrant sold by the Warrantholder pursuant to a Public Offering of an amount equal to the aggregate Warrant Price multiplied by the number of shares being purchased. In lieu of exercising this Warrant as described above, the Warrantholder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election (which notice shall include the number of shares being exercised hereunder), in which event the Company shall issue to the Warrantholder a number of shares of Preferred (or Common Stock if the Preferred has been converted into Common Stock) equal to the quotient obtained by dividing (x) the value of the shares of Preferred being exercised (the "Exercised Shares") on the Exercise Date, which value shall be determined by subtracting (A) the aggregate Warrant Price of the Exercised Shares immediately prior to the exercise of the Warrant from (B) the aggregate fair market value of the Exercised Shares on the Exercise Date, by (y) the fair market value of one share of Preferred (or Common Stock if the Preferred has been converted into Common Stock) as of the Exercise Date. No fractional shares shall be issuable upon exercise of this Warrant, and if the number of shares to be issued determined in accordance with the foregoing formula is other than a whole number, the Company shall pay to the Warrantholder an amount in cash equal to the fair market value of the resulting fractional share on the Exercise Date.

        The exercise of this Warrant may be made contingent upon (i) the closing of a Public Offering, (ii) the closing of any consolidation or merger of the Company with or into any other unaffiliated corporation, entity or person, or any other reorganization in which the Company shall not be the continuing or surviving entity of such consolidation, merger or reorganization (a "Merger"), or (iii) the sale of all or substantially all of the assets of the Company (a "Sale"). The Company shall notify the holder if an event or transaction of the kind described in this section is proposed at least fifteen days prior to the closing of such event or transaction; such notice shall also contain such details of the proposed event or transaction as are reasonable in the circumstances.

        Certificates for the shares issuable upon exercise of this Warrant and, if applicable, a new warrant evidencing the balance of the shares remaining subject to this Warrant shall be issued as of the Exercise Date and shall be delivered to the holder within thirty days following the Exercise Date.

        For purposes of this Section 1, the fair market value of the Preferred (or Common Stock if the Preferred has been converted into Common Stock) shall be determined as follows:

        (i) If this Warrant is exercised in connection with and contingent upon a Public Offering, and if the Company's registration statement relating to such Public Offering has been declared effective by the Securities and Exchange Commission, then the fair market value shall be the initial "Price to Public" specified in the final prospectus with respect to such offering.

        (ii) If this Warrant is exercised in connection with a merger, consolidation or sale of substantially all assets of the Company, then the fair market value per share shall be equal to the sum of all cash, stock and other consideration received by the Company, divided by the number of outstanding shares of the Company's Capital stock.

        (iii) If this Warrant is not exercised in connection with and contingent upon a Public Offering, then the fair market value shall be determined by the Board of Directors of the Company in good faith in such fashion as is reasonable and normal for companies in a similar stage of development.

        2. Transfer of Warrant. Except in accordance with the conditions contained in Section 3 hereof, this Warrant and all rights hereunder are not transferable.

        3. Condition of Transfer or Exercise of Warrant. It shall be a condition to any transfer or exercise of this Warrant that the Company shall have received, at the time of such transfer or exercise, a representation in writing that this Warrant (or portion hereof transferred) or the shares of Preferred or other securities being issued upon such exercise, as the case may be, are being acquired for investment not with a view to any sale or distribution thereof, or a statement of the pertinent facts covering any proposed distribution thereof. It shall be a further condition to any transfer of this Warrant or of any or all of the shares of Preferred issued upon exercise of this Warrant, or Common Stock issued upon conversion of the Preferred, other than a transfer registered under the Act, that the Company shall have received a legal opinion, in form and substance satisfactory to the Company and its counsel, reciting the pertinent circumstances surrounding the proposed transfer and stating that such transfer is exempt from the prospectus and the registration requirements of the Act. The requirement of a legal opinion shall not apply to the transfer of this Warrant or any part thereof to a partnership of which the Warrantholder is a partner or to the beneficial owners of such partnership without further consideration, so long as such transfer is in compliance with applicable securities laws and the beneficial owners are accredited investors. Each certificate evidencing the shares of Preferred issued upon exercise of this Warrant, or Common Stock issued upon conversion of the Preferred, or upon any transfer of such shares (other than a transfer registered under the Act or any subsequent transfer or shares so registered) shall, at the option of the Company, contain a legend, in form and substance satisfactory to the Company and its counsel, restricting the transfer of such shares to sales or other dispositions exempt from the requirements of the Act substantially to the following effect: THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, OFFERED FOR

SALE, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF, UNLESS REGISTERED PURSUANT TO THE PROVISIONS OF THAT ACT OR UNLESS AN OPINION OF COUNSEL TO THE CORPORATION IS OBTAINED STATING THAT SUCH DISPOSITION IS IN COMPLIANCE WITH AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION.

        Upon surrender of this Warrant to the Company, together with the assignment notice annexed hereto as Exhibit B duly executed for transfer of this Warrant as an entirety by the Warrantholder, the Company shall issue a new warrant of the same denomination to the assignee. Upon surrender of this Warrant to the Company, together with the assignment hereof properly endorsed by the Warrantholder for transfer with respect to a portion of the shares of Preferred purchasable hereunder, the Company shall issue a new warrant to the assignee, in such denomination as shall be requested by the Warrantholder hereof, and shall issue to such Warrantholder a new warrant covering the number of shares in respect of which this Warrant shall not have been transferred.

        4. Adjustment of Warrant Price and Number of Shares Purchasable Hereunder. The Warrant Price and the number of shares purchasable hereunder shall be subject to adjustment from time to time in accordance with the following provisions.

                (a) Subdivisions or Combinations. In case the Company shall at any time subdivide the outstanding shares of its Preferred, the Warrant Price in effect immediately prior to such subdivision shall be proportionately decreased, and in case the Company shall at any time combine the outstanding shares of its Preferred, the Warrant Price in effect immediately prior to such combination shall be proportionately increased, effective at the close of business on the date of such subdivision or combination, as the case may be.

                (b) Stock Dividends. In case the Company shall at any time pay a dividend with respect to Preferred payable in Preferred, then the Warrant Price in effect immediately prior to the record date for distribution of such dividend shall be adjusted to that price determined by multiplying the Warrant Price in effect immediately prior to such record date by a fraction (i) the numerator of which shall be the total number of shares of Preferred outstanding immediately prior to such dividend and (ii) the denominator of which shall be the total number of shares of Preferred outstanding immediately after such dividend.

                (c) Number of Shares. Upon each adjustment pursuant to subdivisions (b) or (c) of this Section 4, the registered holder of this Warrant shall thereafter (until another such adjustment) be entitled to purchase, at the adjusted Warrant Price, the number of shares of Preferred, calculated to the nearest full share, obtained by multiplying the number of shares of Preferred purchasable hereunder immediately prior to such adjustment by the Warrant Price in effect prior to such adjustment and dividing the product so obtained by the adjusted Warrant Price.

                (d) Reclassification. In case of any reclassification, change or conversion of securities of the class or series issuable upon exercise of this Warrant (other than as a result of a merger, subdivision or combination described above), or in case of any Merger where the successor entity agrees to assume the obligations of this Warrant, the Company, or such successor or purchasing corporation, as the case may be, shall duly execute and deliver to the Warrantholder a new warrant so that the Warrantholder shall have the right to receive, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, and in lieu of the shares of Preferred theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change or conversion by a holder of the number of shares of Preferred then purchasable under this Warrant. Such new warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4. The provisions of this subparagraph (d) shall similarly apply to successive reclassifications, changes, and conversions.

        (e) Antidilution Rights. The antidilution rights applicable to the Preferred and the Common Stock of the Company are (or in the case of Series B, will be) set forth in the Articles of Incorporation (the "Articles"), as amended from time to time, a true and complete copy in its current form which is attached hereto as Exhibit C. Such rights shall not be restated, amended or modified in any manner which effects the Warrantholder differently than the holders of Series A (or Series B should the Warrant be exercisable for shares of Series B) without such Warrantholder's prior written consent. The Company shall promptly provide the Warrantholder hereof with any restatement, amendment or modification to the Articles promptly after the same has been made.

        5. Notices.

                (a) Upon any adjustment of the Warrant Price and any increase or decrease in the number of shares of Preferred purchasable upon the exercise of this Warrant, then, and in each such case, the Company, within thirty (30) days thereafter, shall give written notice thereof to the registered holder of this Warrant at the address of such holder as shown on the books of the Company which notice shall state the Warrant Price as adjusted and the increased or decreased number of shares purchasable upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation of each.

                (b) In the event that the Company shall propose at any time to effect a public offering of the Company's Common Stock pursuant to an effective registration statement under the Act, the Company shall send to the Warrantholder at least twenty days' prior written notice of the date when the same is anticipated to take place; provided, however, that the failure to give such notice shall not give the Warrantholder the right to delay or otherwise restrain or affect the Public Offering. Such written notice may be in lieu of the notice required under the third paragraph of Section 1 and shall be given by first class mail, postage prepaid, addressed to the Warrantholder at the address as shown on the books of the Company for the Warrantholder.

        6. Registration. The Warrantholder shall be entitled to the registration rights as set forth in that certain Rights Agreement dated February 7, 1997 entered into by the Company and certain Investors (the "Registration Rights Agreement"), provided that the Warrantholder agrees in writing to be bound by such provisions. The Company shall request that the parties to the Registration Rights Agreement amend such agreement to make the Warrantholder a party to such agreement.

        7. Representations of Warrantholder. Concurrently with the receipt of this Warrant and, upon exercise of this Warrant, the Warrantholder shall have executed the Investment Representation Statement in the form attached hereto as Exhibit C.

        8. Representations, Warranties and Covenants of the Company.

        The Company represents and warrants to the Warrantholder, as of the Effective Date set forth below, as follows:

                (a) This Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company, enforceable in accordance with its terms except as to (i) the effect of applicable bankruptcy and similar laws affecting the rights of creditors, and
(ii) the effect of rules of law governing specific performance, injunctive relief and other equitable remedies.

                (b) The Preferred has been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and non-assessable, and free from all taxes, liens and changes with respect to the issues of such shares.

                (c) In the event that the Warrant is exercisable for Series A, the rights, preference, privileges and restrictions granted to or imposed upon the Preferred and the holders thereof are as set forth in the Company's Articles of Incorporation, as amended to date and the Series A Preferred Stock Purchase Agreement dated February 7, 1997, a true and complete copy each of which has been delivered to the Warrantholder.

                (d) The execution and delivery of this Warrant is not, and the issuance of the Preferred upon exercise of this Warrant in accordance with the terms hereof is not, inconsistent with the Company's Articles of Incorporation, as amended to date, or Bylaws, does not contravene any law, governmental rule or regulation, judgment or order applicable to the Company, and does not conflict with or contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration or filing with or the taking of any action in respect of or by, any federal, state or local government authority or agency or other person, other than state or federal securities law filings.

                (e) During the period within which this Warrant may be exercised, the Company will at all times have authorized and reserved for the purpose of the issuance upon exercise of this Warrant a sufficient number of shares of its Preferred to provide for the exercise of this Warrant and a sufficient number of shares of its Common Stock to provide for the conversion of the Preferred into Common Stock.

        9. Miscellaneous.

                (a) The terms of this Warrant shall be binding upon and shall inure to the benefit of any successors or assigns of the Company and of the holder or holders hereof and of the Preferred issued or issuable upon the exercise hereof, and all of the obligations of the Company relating to the Preferred issuable upon exercise of this Warrant shall survive the exercise of this Warrant.

                (b) No holder of this Warrant, as such, shall be entitled to vote or receive dividends or be deemed to be a shareholder of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the holder of this Warrant, as such, any rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action, receive notice of meetings, receive dividends or subscription rights, or otherwise.

                (c) Receipt of this Warrant by the holder hereof shall constitute acceptance of and agreement to the foregoing terms and conditions.

                (d) The Company will not, by amendment of its Articles of Incorporation, as amended to date, or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

                (e) Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like data and tenor.

                (f) This Warrant shall be governed by the internal laws of the State of California.

                (g) So long as this Warrant has not terminated, the Warrantholder shall be entitled to receive such financial information as the Warrantholder would be entitled to receive under Section 7 of the Series A Preferred Stock Purchase Agreement dated February 7, 1997, if Warrantholder were a party to the agreement and a holder of that number of shares issuable upon full exercise of this Warrant.

        IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

Effective Date of Warrant:  ______________, 1997

COMPANY: SKYSTREAM CORPORATION


By:
   ------------------------------------------

Print Name:
           ----------------------------------

Title:
      ---------------------------------------


ACCEPTED AND AGREED:

WARRANTHOLDER:


By:
   ------------------------------------------

Print Name:
           ----------------------------------

Title:
      ---------------------------------------

                                    EXHIBIT A

                               NOTICE OF ELECTION


Ladies and Gentlemen:

The undersigned warrantholder (the "Warrantholder") hereby elects to exercise that certain Preferred Stock Warrant (the "Warrant") by and between the Warrantholder and the Company, dated ________________, by surrendering the Warrant at the principal office of the Company, in exchange for ___________ shares of Common Stock of SKYSTREAM CORPORATION.

The Warrantholder hereby confirms and acknowledges the investment representations and warranties made in Section 7 of the Warrant, a copy of which is available from the Company, provides herewith the executed Investment Representation Statement attached to the Warrant as Exhibit C, and accepts such shares subject to the restrictions of the Warrant.

Dated:
      ---------------------------------------


WARRANTHOLDER:


(Signature)

(Typed or Printed Name)

(Title)


Address:

                                    EXHIBIT B

                                 ASSIGNMENT FORM



        FOR VALUE RECEIVED, ________________________ hereby sells, assigns and transfers unto __________________________________________________________ (Name
and Address) the right to purchase shares of Capital Stock represented by this Warrant to the extent of __________ shares of Preferred Stock of SKYSTREAM CORPORATION and does hereby irrevocably constitute and appoint ______________________________________________________, attorney, to transfer the same on the books of the Company with full power of substitution in the premises.




Dated:                         , 19
      -------------------------    --

Signature:
          ---------------------------

                                    EXHIBIT C

                       INVESTMENT REPRESENTATION STATEMENT


                                        Warrants to Purchase Shares of Preferred
                                        Stock of SKYSTREAM CORPORATION


        In connection with the purchase of the above-listed securities the undersigned hereby represents to SKYSTREAM CORPORATION (the "Company") as follows:

        Receipt of Information. The undersigned has received all the information it considers necessary or appropriate for deciding whether to purchase the Preferred Stock issuable upon exercise of the Warrant dated
________________________ (the "Warrant") issued by the Company to the undersigned, and it has examined any information furnished to it by the Company in connection therewith.

        Investment Representation.

        (a) The shares of the Company's capital stock to be received by the undersigned upon the exercise of the Warrant (the "Securities") will be acquired for investment for its own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and the undersigned has no present intention of selling, granting participation in or otherwise distributing the same, but subject, nevertheless, to any requirement of law that the disposition of its property shall at all times be within its control. By executing this Statement, the undersigned further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participations to such person or to any third person, with respect to any Securities issuable upon exercise of the Warrant.

        (b) The undersigned understands that the Securities issuable upon exercise of the Warrant at the time of issuance may not be registered under the Securities Act of 1933, as amended (the "Act"), and applicable state securities laws, on the ground that the issuance of such securities is exempt pursuant to
Section 4(2) of the Act and state law exemptions relating to offers and sales not by means of a public offering, and that the Company's reliance on such exemptions is predicated on the undersigned's representations set forth herein. The undersigned is an "Accredited Investor" as such term is defined in Rule 501 promulgated by the Securities and Exchange Commission pursuant to the Act.

        (c) The undersigned agrees that in no event will it make a disposition of any Securities acquired upon the exercise of the Warrant unless and until (i) it shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (ii) it shall have furnished the Company with an opinion of counsel satisfactory to the Company and the Company's counsel to the effect that (a) appropriate action necessary for compliance with the

Act and any applicable state securities laws has been taken or an exemption from the registration requirements of the Act and such laws is available, and (b) that the proposed transfer will not violate any of said laws.

        (d) The undersigned represents that it is able to fend for itself in the transactions contemplated by this Statement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investments, and has the ability to bear the economic risks (including the risk of a total loss) of its investment. The undersigned represents that it has had the opportunity to ask questions of the Company concerning the Company's business and assets and to obtain any additional information which it considered necessary to verify the accuracy of or to amplify the Company's disclosures, and has had all questions which have been asked by it satisfactorily answered by the Company.

        (e) The undersigned acknowledges that the Securities issuable upon exercise of the Warrant must be held indefinitely unless subsequently registered under the Act or an exemption from such registration is available. The undersigned is aware of the provisions of Rule 144 promulgated under the Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being through a "broker's transaction" or in transactions directly with a "market maker" (as provided by Rule 144(f)) and the number of shares being sold during any three-month period not exceeding specified limitations. The undersigned is aware that as of the date of this statement the conditions for resale set forth in Rule 144 have not been satisfied. The Warrantholder understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company, a legend prohibiting their transfer without the consent of the Commissioner of Corporations of the State of California and any other legend required under applicable state securities laws.

        (f) The Warrantholder further understands that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion, that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. The Warrantholder understands that no assurances can be given that any such other registration exemption will be available in such event.


Dated:
      ----------------------------


(Signature)


(Typed or Printed Name)


(Title)